Exhibit 10.1

RESTRUCTURING AGREEMENT

This Restructuring Agreement (the “Agreement”) is entered into as of December 2, 2004, among Bookham Technology plc, a public limited company incorporated under the laws of England and Wales (“Bookham plc”), Bookham, Inc., a Delaware corporation (“Bookham, Inc.” and, together with Bookham plc and its other subsidiaries whose names appear on the signature pages hereto, the “Bookham Parties”), Nortel Networks UK Limited (“NNUKL”) and Nortel Networks Corporation (“Nortel Networks”).

WHEREAS, Bookham plc has issued a Series B Senior Secured Note dated November 8, 2002 in aggregate principal amount of $30,000,000.00 (the “Series B Note”), which is currently held by NNUKL;

WHEREAS, Bookham, Inc. issued to NNUKL a Series A-1 Senior Unsecured Convertible Note dated September 10, 2004 in the principal amount of $20,000,000.00 (the “Series A-1 Note”);

WHEREAS, Bookham plc and NNUKL desire to amend and restate the Series B Note in the form of Exhibit A hereto (the “Series B-1 Note”);

WHEREAS, Bookham, Inc. and NNUKL desire to amend and restate the Series A-1 Note in the form of Exhibit B hereto (the “Series A-2 Note”);

WHEREAS, the parties desire to amend certain security agreements and enter into certain new agreements to provide that the collateral pledged to secure the obligations under the Series B Note shall also be pledged to secure the obligations under the Series B-1 Note and the Series A-2 Note and that Bookham, Inc. and its subsidiaries pledge certain additional assets to secure the various obligations of Bookham, Inc., Bookham plc and the guarantors under each of the Series A-2 Note and the Series B-1 Note; and

WHEREAS, the parties desire that Bookham plc pledge certain real property located at Caswell, U.K. to secure the obligations under the Series A-2 Note and Series B-1 Note;

NOW THEREFORE, in consideration of the mutual premises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Agreements.                            Contemporaneously with the execution and delivery of this Agreement:

(a)                                  Bookham plc shall deliver to NNUKL the Series B-1 Note which amends and restates the Series B Note;

(b)                                 Bookham, Inc. shall deliver to NNUKL the Series A-2 Note which amends and restates the Series A-1 Note;

(c)                                  Each of the Bookham Parties and Nortel Networks shall execute and deliver an agreement that amends and restates the U.S. Security Agreement dated as of November 8, 2002 between Bookham plc, certain subsidiaries of Bookham plc and Nortel Networks in the form attached hereto as Exhibit C (as amended, the “U.S. Security Agreement”);

(d)                                 Bookham plc and NNUKL shall execute and deliver a Debenture relating to the real property at Caswell, U.K., in the form attached hereto as Exhibit D;

(e)                                  Bookham plc, NNUKL and Nortel Networks shall execute an amendment to the Debenture relating to real property at Paignton, U.K. dated November 8, 2002 between Bookham plc and Nortel Networks in the form attached hereto as Exhibit E;

(f)                                    Bookham, Inc. shall cause Bookham (Canada) Inc. to execute and deliver and Nortel Networks shall execute and deliver, and shall cause NNUKL to execute and deliver, an agreement that amends and restates the Security Agreement dated as of November 8, 2002 between Bookham (Canada) Inc. and Nortel Networks, in the form attached hereto as Exhibit F.

2.                                       Post-Signing Actions.  (a) Within 14 calendar days of the execution and delivery of this Agreement, and to the extent permitted by applicable law, Bookham, Inc. shall (i) cause all of the outstanding capital stock or other equity interests of Bookham International Ltd., a company organized in the Cayman Islands that is a wholly-owned subsidiary of Bookham, Inc., to be pledged, in favor of NNUKL, on a first priority basis (to the extent such priority is contemplated by applicable law) as security for the Obligations (as defined in the U.S. Security Agreement) of Bookham, Inc. and its subsidiaries under the Series B-1 Note and the Series A-2 Note and the Security Agreements, pursuant to an agreement reasonably acceptable to Nortel Networks, (ii) cause such pledges to be perfected under the laws of the Cayman Islands and (iii) deliver to NNUKL an opinion from Maples and Calder, Cayman counsel to Bookham, Inc., addressed to NNUKL in substantially the form of Exhibit G.

(b) As soon as reasonably practicable after the execution of this agreement, and to the extent permitted by applicable law, Bookham, Inc. shall cause the property, plant and equipment (including real property) located in China that is owned by subsidiaries of Bookham, Inc. (including Bookham Technology (Shenzhen) (FFTZ) Co. Ltd. and New Focus Pacific (SHIP) Co. Ltd.) to be mortgaged or pledged on a first-priority basis (to the extent such priority is contemplated by applicable law) for the benefit of NNUKL as security for the Obligations of Bookham, Inc. and its subsidiaries under the Series B-1 Note and the Series A-2 Note and the Security Agreements to the extent that such assets may be legally pledged and to perfect such security interests (to the extent perfection is contemplated by applicable law) pursuant to agreements and documents in each case reasonably acceptable in form and substance to Nortel Networks.  Such agreements and documents shall limit the sales and transfers of such assets consistent with the restrictions set forth in the U.S. Security Agreement, except that they shall permit Bookham, Inc. and its subsidiaries to enter into one or more “sale-leaseback” or similar transactions relating to such assets on the terms and conditions set forth in Section 2.06(d) of the U.S. Security Agreement.

(c) Within 5 Business Days after Bookham, Inc. complies with its obligations under Section 2(b) of this Agreement, Nortel Networks shall cause NNUKL to waive, release or take such other action as is necessary to discharge any lien or equitable charge over the capital stock or other equity securities of Bookham International Ltd. granted for the benefit of NNUKL.

(d) Within 5 Business Days of a request from Nortel Networks, Bookham, Inc. shall, and shall cause its subsidiaries to, execute and deliver such English law security documents (together with all other connected or ancillary documents required for the creation and perfection of the security interest created thereunder) as Nortel Networks may reasonably request. Such security documents shall be on terms and conditions satisfactory to Nortel Networks (acting reasonably) and only create security interests in favor of NNUKL over assets that are expressly stated as being the subject of the security interests under the U.S. Security Agreement.

(e)                                  As soon as reasonably practicable after the execution of this Agreement (but in no event later than 30 calendar days after the execution of this Agreement), and to the full extent permitted by applicable law, Bookham, Inc. shall cause Bookham (Switzerland) AG to execute and deliver and Nortel Networks shall execute and deliver, and shall cause certain of its subsidiaries to execute and deliver, an agreement pursuant to which, to the full extent permitted by applicable law, the Swiss Assets (as defined in the Bill of Sale dated November 8, 2002 by and among Bookham (Switzerland) AG, Nortel Networks and certain subsidiaries of Nortel Networks), all Improvements (as defined in the Intellectual Property Agreement) to the Intellectual Property and all property, plant and equipment that is then or thereafter owned by Bookham (Switzerland) AG, excluding Excluded Equipment (as defined in the U.S. Security Agreement) and leasehold improvements, shall be pledged (or otherwise made available as collateral to the full extent allowed under Swiss law) on a first priority basis (to the extent such priority is contemplated by applicable law) for the benefit of Nortel Networks and certain of its subsidiaries as security for the Obligations of Bookham, Inc. and its subsidiaries under the Series B-1 Note and the Series A-2 Note and the Security Agreements to the full extent that such assets may be legally pledged and to perfect such security interests (to the extent perfection is contemplated by applicable law) pursuant to agreements and documents in each case reasonably acceptable in form and substance to Nortel Networks.  Such agreements and documents shall limit the sales and transfers of such assets consistent with the restrictions set forth in the U.S. Security Agreement.

3.                                       Representations and Warranties.  The Bookham Parties hereby jointly represent and warrant to NNUKL and Nortel Networks as follows:

(a)                                  Each Bookham Party is a corporation or legal entity duly organized and validly existing under the laws of the jurisdiction of its organization and is duly qualified or licensed to do business and is in good standing (if and to the extent such term is recognized in the relevant jurisdiction) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to so qualify would not reasonably be expected to result in damages to the Bookham Parties of more than $1,000,000 in the aggregate.

(b)                                 Each Bookham Party has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted and the requisite corporate power and authority to enter into and perform this Agreement and all other agreements and documents contemplated hereby (the “Additional Documents”) and to carry out the transactions contemplated by this Agreement and the Additional Documents.

(c)                                  This Agreement has been, and the Additional Documents when executed will be, duly executed and delivered by the applicable Bookham Party, and constitute valid and binding obligations of such Bookham Party, enforceable in accordance with their respective terms, except that no such representation and warranty is made herein with respect to the law of any jurisdiction outside of the United States.

(d)                                 Other than (A) as set forth on Exhibit H, (B) Indebtedness secured by purchase money security interests, (C) the Series A-2 Note, (D) the Series B-1 Note and (E) capitalized leases, letters of credit, indemnity obligations and performance bonds not exceeding U.S.$2,000,000 in the aggregate, the Bookham Parties do not have any Indebtedness. “Indebtedness” means any obligation in respect of (i) borrowed money (excluding intercompany loans), (ii) capitalized lease obligations, (iii) obligations under interest rate agreements and currency agreements, (iv) guarantees of any obligation of any third Person, (v) letters of credit and (vi) indemnity obligations or performance bonds.

(e)                                  The amendment and restatement of the Series A-1 Note and the authorization, issuance, execution and delivery of the Series A-2 Note has been duly authorized by all requisite corporate action on the part of the Bookham, Inc.

(f)                                    The amendment and restatement of the Series B Note and the authorization, issuance, execution and delivery of the Series B-1 Note has been duly authorized by all requisite corporate action on the part of Bookham plc.

(g)                                 Neither the execution or delivery by any Bookham Party of this Agreement, the consummation of the transactions contemplated hereby, nor the compliance by the Bookham Parties with any of the provisions hereof will (i) conflict with, violate or result in the breach of, any provision of the certificate of incorporation or by-laws or other organizational documents of any Bookham Party; (ii) conflict with, violate, or result in the breach by any Bookham Party of any applicable law; (iii) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms under any contract, agreement or understanding to which any Bookham Party is a party or by which any Bookham Party or any of its assets is bound; or (iv) result in the creation of any lien upon any of the assets of the Bookham Parties (other than the liens created pursuant to the transactions contemplated hereby), in each case, with respect to the foregoing, except for such conflicts, violations, breaches, terminations, defaults, rights or liens that have not had and would not reasonably by expected to have, individually or in the aggregate, a material adverse effect on any Bookham Party.

(h)                                 No consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental authority or any other person is required to be made or obtained by any Bookham Party in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consent, approval, authorization or permit, or to make such declaration, filing or registration, has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on any Bookham Party.

(i)                                     As of the date hereof, other than Bookham (Canada), Inc. neither Bookham, Inc., nor any of its subsidiaries owns, leases or operates any assets in Canada, except for any Intellectual Property registered in Canada. The aggregate fair market value of the assets of Bookham, Inc. and its subsidiaries in Canada does not exceed $1,500,000 as of the date hereof.  “Intellectual Property” means trademarks, service marks, brand names, distinguishing guises, trade dress, trade names, words, symbols, color schemes, business names, internet domain names and other indications of origin, patents and pending patent applications, utility models, inventors’ certificates and invention disclosures

(j)                                     Bookham Technology (Shenzhen) (FFTZ) Co. Ltd. and New Focus Pacific (SHIP) Co. Ltd. are the only entities organized under the laws of China in which Bookham, Inc. or any of its subsidiaries holds an equity interest; and Bookham International Ltd. owns all the outstanding equity interests of Bookham Technology (Shenzhen) (FFTZ) Co. Ltd. and New Focus Pacific (SHIP) Co. Ltd. free and clear of all Liens.

(k)                                  Each Principal Subsidiary (as defined in the U.S. Security Agreement) of Bookham, Inc. is a party to the U.S. Security Agreement and is a Guarantor (as defined in the Series A-2 Note) of the obligations of Bookham, Inc. under the Series A-2 Note and the obligations of Bookham plc under the Series B-1 Note and is a Pledgor Party under the U.S. Security Agreement or the Canadian Security Agreement.

4.                                       Appraisals.  Bookham, Inc., at its own expense, shall engage a certified appraiser to appraise the value of all material Collateral (as defined in the U.S. Security Agreement).  Bookham, Inc. shall cause such certified appraiser to issue a valuation report with respect to such material Collateral to NNUKL and Nortel Networks within 90 calendar days of the date of this Agreement.

5.                                       Miscellaneous.

(a)                                  Parties in Interest.  All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

(b)                                 Amendments and Waivers.  Except as set forth in this Agreement, changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of all of the parties to this Agreement.

(c)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

(d)                                 Notices.  All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

(i)                                     If to any Bookham Party, at Bookham Technology plc, Caswell Towcester, Northamptonshire NN12 8EQ, United Kingdom, Attention: Corporate Secretary, with a copy to Thomas S. Ward, Esq., Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109; and

(ii)                                  If to NNUKL or Nortel Networks, at Nortel Networks Corporation, 8200 Dixie Road, Brampton, ON L6T 5P6, Canada, Attention: Secretary, with a copy to Robert Fishman, Nortel Networks Corporation, 2221 Lakeside Boulevard, Mail Stop 991-14-B40, Richardson, TX 75082-4399.

(iii)                               Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended.  Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 3(d).

(e)                                  Entire Agreement.  This Agreement and the exhibits hereto together with any other agreement referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof.  This Agreement supersedes all prior agreements between the parties with respect to the note purchased hereunder and the subject matter hereof.

(f)                                    Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

(g)                                 Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document.  This Agreement may be executed by facsimile signatures.

(h)                                 Legends.  It is understood that the Series A-2 Note and the Series B-1 Note shall bear a legend substantially in the following form and such other legends that may be required under the laws of any applicable jurisdiction:

“The security represented by this instrument has not been registered under any applicable securities law.  This security cannot be sold or otherwise transferred unless it is registered under the U.S. Securities Act of 1933 or the borrower is furnished with an acceptable opinion of counsel that an exemption from registration is available.

This note has not been qualified by the filing of a prospectus under applicable Canadian securities laws.  By its acceptance of this note, the holder represents that it is an accredited investor, as such term is defined in Ontario Securities Commission rule 45-501, and agrees that this note is not being acquired with a view to distribution.”

(i)                                     Expenses.  Bookham, Inc. shall pay the reasonable fees and disbursements of external legal counsel to NNUKL and Nortel Networks and any filing fees incurred by NNUKL or Nortel Networks relating to the transactions contemplated hereby up to a maximum of $75,000 in the aggregate.  Except as otherwise expressly set forth in this Agreement, each party shall otherwise bear all of its own expenses incurred in connection with the transactions contemplated hereby.

*  *  *  *  *

IN WITNESS WHEREOF, this Restructuring Agreement has been executed by the parties hereto as of the day and year first written above.

BOOKHAM TECHNOLOGY PLC

By:	/s/ Stephen Abely
Name:	Steve Abely
Title:	Director

BOOKHAM, INC.

By:	/s/ Stephen Abely
Name:	Steve Abely
Title:	CFO

NEW FOCUS, INC.

By:	/s/ Stephen Abely
Name:	Steve Abely
Title:	President

ONETTA, INC.

By:	/s/ Philip Davis
Name:	Philip Davis
Title:	President

IGNIS OPTICS, INC.

By:	/s/ Stephen Abely
Name:	Steve Abely
Title:	President

[SIGNATURE PAGE TO RESTRUCTURING AGREEMENT]

BOOKHAM (CANADA), INC.

By:	/s/ Philip Davis
Name:	Philip Davis
Title:	Treasurer

BOOKHAM (SWITZERLAND) AG

By:	/s/ Stephen Abely
Name:	Steve Abely
Title:	President and Director

BOOKHAM (US), INC.

By:	/s/ Philip Davis
Name:	Philip Davis
Title:	Treasurer

[SIGNATURE PAGE TO RESTRUCTURING AGREEMENT]

NORTEL NETWORKS UK LIMITED

By:	/s/ Geoffrey Lloyd
Name:	Geoffrey Lloyd
Title:	Director

NORTEL NETWORKS CORPORATION

By:	/s/ Khush Dadyburjor
Name:	Khush Dadyburjor
Title:	Attorney-in-fact

By:
Name:
Title:

[SIGNATURE PAGE TO RESTRUCTURING AGREEMENT]